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                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors and the
Stockholders of Wire One Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements of Wire One Technologies, Inc. on Forms S-3 (Registration Nos. 333-103227, 333-74484, 333-69430, 333-69432, 333-63310 and 333-63068) and S-8
(Registration Nos. 333-90920 and 333-66948) of our report dated March 7, 2003 relating to the consolidated financial statements of Wire One Technologies, Inc. appearing in the Company's Annual Report on Form 10-K and Forms 10K/A for the year ended December 31, 2002.

BDO Seidman, LLP
Boston, Massachusetts
July 11, 2003